Exhibit 99.3

Report of Independent registered Public Accounting firm

To the Board of Directors and Shareholders

PT Aega Prima

We have audited the accompanying balance sheets of PT Aega Prima as of April 14, 2010 and December 31, 2009, and the related statements of operations, shareholders’ equity (deficit) and cash flows for the period from January 1, 2010 to April 14, 2010 and for the year ended December 31, 2009. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PT Aega Prima as of April 14, 2010 and December 31, 2009, and the results of its operations and its cash flows for the period from January 1, 2010 to April 14, 2010 and for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10 of the financial statements, PT Aega Prima has restated its balance sheet as of December 31, 2009 and its related statements of operations, shareholders’ equity (deficit) and cash flows for the year ended December 31, 2009.

/s/ Baker Tilly Virchow Krause LLP

Minneapolis, Minnesota

March 4, 2012

PT AEGA PRIMA
BALANCE SHEETS

	April 14, 2010	Restated December 31, 2009
ASSETS
Current assets:
Cash	$-	$5,400
Other current assets	296	2,727
Total current assets	296	8,127
Property, plant and equipment, net	2,870,319	2,833,636
Total assets	$2,870,615	$2,841,763
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Income taxes payable	$14,734	$14,226
Other current liabilities	4,189	36,358
Due to related parties	1,964,610	1,689,595
Due to related companies - EC, net	1,153,483	1,083,872
Total current liabilities	3,137,016	2,824,051
Other noncurrent liabilities	87,513	4,046
Total liabilities	3,224,529	2,828,097
Commitments and contingencies (Note 9)
Shareholders' equity (deficit):
Common stock	-	-
50,000 shares authorized, issued and outstanding as of
April 14, 2010 and December 31, 2009
Additional paid-in capital	226,250	226,250
Accumulated other comprehensive (loss) income	11,879	32,452
Retained deficit	(592,043)	(245,036)
Total shareholders' (deficit) equity	(353,914)	13,666
Total liabilities and shareholders' equity	$2,870,615	$2,841,763

The accompanying notes are an integral part to these financial statements.

PT AEGA PRIMA
STATEMENTS OF OPERATIONS

	January 1, to April 14,	Restated Fiscal Year Ended December 31,
	2010	2009
Sales	$-	$4,005,564
Cost of sales and expenses
Costs applicable to sales	200,838	3,877,908
Selling, general and administrative	146,169	372,692
Total operating expenses	347,007	4,250,600
Loss from operations	(347,007)	(245,036)
Other income (expense)	-	-
Loss before provision for income taxes	(347,007)	(245,036)
Provision for income taxes	-	-
Net loss	$(347,007)	$(245,036)

Net loss per share:
Basic and Diluted	$(6.94)	$(4.90)
Weighted-average shares outstanding:
Basic and Diluted	50,000	50,000

The accompanying notes are an integral part to these financial statements.

PT AEGA PRIMA
STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

	Restated		Restated	Restated	Restated	Restated
					Accumulated
			Additional		Other	Total
	Common Stock		Paid-in	Retained	Comprehensive	Shareholders'
	Shares	Amount	Capital	Deficit	Income/(Loss)	Equity (Deficit)

Balance, December 31, 2008	50,000	$-	$226,250	$-	$-	$226,250
Foreign currency translation adjustment	-	-	-	-	32,452	32,452
Net loss	-	-	-	(245,036)	-	(245,036)
Balance, December 31, 2009	50,000	$-	$226,250	$(245,036)	$32,452	$13,666
Foreign currency translation adjustment	-	-	-		(20,573)	(20,573)
Net loss	-	-	-	(347,007)	-	(347,007)
Balance, April 14, 2010	50,000	$-	$226,250	$(592,043)	$11,879	$(353,914)

The accompanying notes are an integral part to these financial statements.

PT AEGA PRIMA
STATEMENTS OF CASH FLOWS

	January 1, 2010 to April 14,	Restated Fiscal Year Ended December 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(347,007)	$(245,036)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	49,756	175,673
Changes in assets and liabilities:
Other current assets	2,480	1,637
Income taxes payable	-	12,871
Other current liabilities	(32,834)	32,897
Due to related company - EC, net	30,319	980,704
Other noncurrent liabilities	81,751	3,661
Net cash (used in) provided by operating activities	(215,535)	962,407
Cash flows from investing activities:
Additions to property, plant and equipment	(573)	(27,341)
Net cash used in investing activities	(573)	(27,341)
Cash flows from financing activities:
Due to related parties	210,623	(1,033,048)
Net cash provided by (used in) financing activities	210,623	(1,033,048)
Effect of exchange rate changes on cash	85	6,681
Net (decrease) increase in cash	(5,400)	(91,301)
Cash at beginning of period	5,400	96,701
Cash at end of period	$-	$5,400

	January 1, 2010 to April 14,	Fiscal Year Ended December 31,
	2010	2009
Supplemental disclosures of cash flow information:
Cash paid during the period for income taxes, net of refunds	$-	$-
Cash paid during the period for interest	$-	$-

The accompanying notes are an integral part to these financial statements.

PT AEGA PRIMA
NOTES TO FINANCIAL STATEMENTS
APRIL 14, 2010 and DECEMBER 31, 2009

1. Organization of Business

Description of Business

PT Aega Prima (referred to collectively in this Report as “PT AP”, “the Company”, “we”, “our” and “us”) was formed in June 2008 and is a mining company engaged in the business of the exploration and mining of tin off the shore of Bangka Island, Indonesia.

In September 2009, Mr. David Supardi and Mr. Ape Tjandra entered into a nonbinding agreement to acquire PT AP and PT Alam Lestai Kencana (PT ALK), an unrelated entity prior to April 14, 2010, and other companies that they deemed required for the future of the company.

On December 22, 2009, Mr. David Supardi, purchased 20% of PT AP and contributed his ownership to PT Havilah Abadi Sejahtera (PT HAS) on December 22, 2009.    On February 10, 2010, Mr. David Supardi purchased an incremental 40% of PT AP and contributed 75% of this purchase to PT HAS, resulting in total ownership of 50% of PT AP by PT HAS.  On April 14, 2010, Mr. Ape Tjandra purchased 40% of PT AP. On September 18, 2010, Mr. Supardi exchanged his remaining 10% ownership of PT AP to Mr. Ape Tjandra for ownership in another tin exploration company.  On February 10, 2011, Mr. Ape Tjandra contributed 30% ownership of PT AP to PT HAS and 20% ownership of PT AP to PT Mulia Andalan Persada (PT MAP), an entity equally owned by Mr. David Supardi and Mr. Ape Tjandra.

The financial statements are for the fiscal year ended December 31, 2009 and the period from January 1, 2010 through the date of control, April 14, 2010, ("stub period") by Top Yield Holdings Limited (Top Yield) which is equally owned by Mr. David Supardi and Mr. Ape Tjandra.   After April 14, 2010, PT AP is consolidated with PT HAS and Top Yield, as majority ownership of PT AP was directly or indirectly owned through Mr. Supardi and related entities.  The contribution of PT AP to PT HAS was accounted for using Mr. Supardi’s historical cost basis.

PT AP sells 100% of the tin sand that is mined from its concessions directly or indirectly to PT ALK, an entity with common ownership as of April 14, 2010.

2. Summary of Significant Accounting Policies

Business Segments. We have prepared operating segment information in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 280, Segment Reporting, or ASC 280, which requires that companies disclose “operating segments” based on the manner in which management disaggregates the Company’s operations for making internal operating decisions.   We operate as one segment to the chief operating decision maker as our one product consists of tin sand  sales and we operate in one geography.

Basis of Presentation. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts and classifications of assets and liabilities, revenues and expenses, and the related disclosures of contingent liabilities in the  financial statements and accompanying notes. Estimates are utilized for, but not limited to, environmental rehabilitation cost, income taxes,  and the depreciable lives of fixed assets. Actual results could differ materially from those estimates and assumptions.

Foreign Currency. Our reporting currency is the United States Dollar.  Our functional currency is the local currency, the Indonesian Rupiah. Assets and liabilities are translated using the exchange rates on the balance sheet dates. Revenues and expenses are translated using the average exchange rates prevailing during the year. Any translation adjustments resulting from this process are shown separately as a component of accumulated other comprehensive income (loss) within shareholders’ equity (deficit) in the consolidated balance sheets. Foreign currency transaction gains and losses are reported in other income (expense), net in the consolidated statements of operations.

Fair Value of Financial Instruments.  The carrying amounts of our financial instruments, including cash and cash equivalents, other current assets, income tax payable, other current liabilities,  and due to related parties, due to related companies approximate fair value due to their generally short-term maturities. See Note 3 "Fair Value Measurements."

Cash. Cash generally consists of Indonesia Rupiah held by the Company.

Accounts Receivable and Allowance for Doubtful Accounts.  We sell 100% of the tin sand that is mined from our concessions directly or indirectly to PT ALK, a related party entity as of April 14, 2010.  An allowance for doubtful accounts is provided based on a review of the status of the individual receivable accounts at the end of the year.  When an account is determined to be uncollectible, it is written off against the allowance for doubtful accounts.  We did not record an allowance for doubtful accounts as of April 14, 2010 and December 31, 2009.

Inventories. Inventories are stated at the lower of cost and net realizable value.  Absorption costing is used in the mining operations to assign costs to tin inventories using the weighted average cost method which includes both variable and fixed overhead cost components. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

Property, Plant and Equipment and Depreciation. Property, plant and equipment are carried at cost. Maintenance and repairs costs are charged to operations as incurred.  Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the entity and the cost of the item can be measured reliably. Plant and equipment used in mining are depreciated using the straight line method based on the estimated useful lives of the assets. Changes in estimated tin reserves and resources and the useful lives of plant and equipment are accounted for on a prospective basis from the beginning of the year in which the change arises.
Useful lives generally have the following ranges:

• Ship • Machinery and production equipment • Office equipment and furniture	16 years 4 years 4 years
• Leasehold improvements	lessor of lease term or estimated useful life of asset

The residual values, useful life and depreciation method are reviewed at least annually to ensure that the amount, method and period of depreciation are consistent with previous estimates and the expected pattern of consumption of the future economic benefits embodied in the items of property, plant and equipment.

Exploration and Development Costs.  Costs incurred before mineralization are classified as proven and probable reserves are expensed and classified as exploration expense. Capitalization of development costs, that meet the definition of an asset, begins once mineralization is classified as proven and probable reserves. Such costs are amortized using the straight line method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to income.

During the period ended April 14, 2010 and the year ended December 31, 2009, we expensed $11,028 and $276,639, respectively, for exploration costs.

Impairment of Other Long-Lived Assets. We test for the impairment of long-lived assets, including other purchased intangible assets, when indicators of impairment, such as reductions in demand or significant economic slowdowns, are present. Reviews are performed to determine whether the carrying value of an asset is impaired, based on comparisons to undiscounted expected future cash flows. If this comparison indicates that there is impairment, the impaired asset is written down to fair value, which is typically calculated using: (i) quoted market prices or (ii) discounted expected future cash flows utilizing an appropriate discount rate. Impairment is based on the excess of the carrying amount over the fair value of those assets.

Provision for Environmental Rehabilitation. Expenditures relating to environmental rehabilitation programs undertaken during mining operations are charged to production expenses as incurred. Significant restoration,  rehabilitation and environmental expenditure to be incurred subsequent to the cessation of production of each mine property is provided based on the present value of the estimated expenditure to be incurred.  As of April 14, 2010 and December 31, 2009, we did not accrue for obligations related to environmental rehabilitation.

Financial Obligations to Holders of Mining Rights.  As holders of mining rights, we record dead rent and royalties.  Dead rent is an annual charge based on the number of hectares in the mining area and is included in costs applicable to sales.

Revenue Recognition. We recognize revenue when there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable, and collectability is reasonably assured. We recognize revenue when title, ownership, and risk of loss pass to the customer, all of which occurs upon shipment or delivery of the product and is based on the applicable shipping terms. Revenue from product sales are recognized on a gross basis as the indicators for recording revenue on a gross basis are persuasive.

Income Taxes. We utilize the asset and liability method of accounting for income taxes, under which deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized.

Income tax positions must meet a more-likely-than-not recognition threshold to be recognized. Income tax positions that previously failed to meet the more-likely-than-not threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met. We recognize potential accrued interest and penalties related to unrecognized tax benefits within the consolidated statements of operations  as income tax expense.

Earnings per Share. Pursuant to FASB ASC Topic 260, Earnings Per Share, or ASC 260, we provide the dual presentation of “basic” and “diluted” earnings per share (“EPS”).

Basic EPS excludes dilution from common stock equivalents and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from common stock equivalents and is based on the assumption that the Company’s outstanding options are included in the calculation of diluted earnings per share, except when their effect would be anti-dilutive. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.  We did not compute diluted earnings per share since there are no dilutive potential shares.

Comprehensive Income.  Comprehensive income (loss) includes net income (loss), the effects of currency translation, unrealized gains and pension adjustments. Comprehensive income (loss) for all years presented is included in the  Statements of Shareholders’ Equity (Deficit).  Comprehensive loss for the stub period ended April 14, 2010 and for the year ended December 31, 2009 was $(367,580) and $(212,584), respectively.

New Accounting Standards.

Variable Interest Entities.  In June 2009, the ASC guidance for consolidation accounting was updated to require an entity to perform a qualitative analysis to determine whether the enterprise’s variable interest gives it a controlling financial interest in a VIE. This qualitative analysis identifies the primary beneficiary of a VIE as the entity that has both of the following characteristics: (i) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (ii) the obligation to absorb losses or receive benefits from the entity that could potentially be significant to the VIE. The updated guidance also requires ongoing reassessments of the primary beneficiary of a VIE. Adoption of the updated guidance, effective for the Company’s fiscal year beginning January 1, 2010, had no impact our consolidated financial position, results of operations or cash flows.

Fair Value Accounting.  In January 2010, ASC guidance for fair value measurements and disclosure was updated to require additional disclosures related to transfers in and out of level 1 and 2 fair value measurements. The guidance was amended to clarify the level of disaggregation required for assets and liabilities and the disclosures required for inputs and valuation techniques used to measure the fair value of assets and liabilities that fall in either level 2 or level 3. The updated guidance was effective for the our fiscal year beginning January 1, 2010. The adoption had no impact on our consolidated financial position, results of operations or cash flows.

Business Combination.  In December 2010, the ASC guidance for business combinations was updated to clarify existing guidance which requires a public entity to disclose pro forma revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual period only. The update also expands the supplemental pro forma disclosures required to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The updated guidance is effective for our fiscal year beginning January 1, 2011. We are evaluating the potential impact of adopting this guidance on our consolidated financial position, results of operations and cash flows.

Fair Value Accounting.  In January 2010, the ASC guidance for fair value measurements and disclosure was updated to require enhanced detail in the level 3 reconciliation. The updated guidance is effective for our fiscal year beginning January 1, 2011. The Company expects minimal impact from adopting this guidance.

3. Fair Value Measurements

The Company applies ASC 820 with respect to fair value measurements of (a) nonfinancial assets and liabilities that are recognized or disclosed at fair value and (b) all financial assets and liabilities. As defined by ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company estimates fair value utilizing market data or assumptions that market participants would use in pricing the asset or liability in a current transaction, including assumptions about risk and the risks inherent in the inputs to the valuation technique. The Company’s financial instruments, other than those presented in the disclosures below, include accounts receivables, accounts payable and accrued liabilities. The carrying value of these assets and liabilities approximates fair value because of the short-term nature of these instruments. ASC 820 prioritizes the inputs used in measuring fair value into the following hierarchy (with Level 1 as the highest priority):

Level 1	Quoted market prices in active markets for identical assets or liabilities;

Level 2	Observable inputs other than those included in Level 1 (for example, quoted prices for similar assets in active markets or quoted prices for identical assets in inactive markets); and

Level 3	Unobservable inputs reflecting management’s own assumptions about the inputs used in estimating the value of the asset.

Recurring Fair Value Measurements

The fair value hierarchy requires the use of observable market data when available. The financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.  As of April 14, 2010 and December 31, 2009, the Company had no  financial assets and liabilities that were accounted for at fair value on a recurring basis.

Non-Recurring Fair Value Measurements

The Company has certain assets, including equipment and improvements, goodwill and other intangible assets, which are measured at fair value on a non-recurring basis and are adjusted to fair value only if an impairment charge is recognized. The categorization of the framework used to measure fair value of the assets is considered Level 3 due to the subjective nature of the unobservable inputs used. During the periods ended April 14, 2010 and December 31, 2009, the Company had no assets that were subject to fair value measurements on a non-recurring basis.

Fair Value of Financial Instruments

The estimated fair value of financial instruments is determined using the best available market information and appropriate valuation methodologies. However, considerable judgment is necessary in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts that the Company could realize in a current market exchange, or the value that ultimately will be realized upon maturity or disposition. The use of different market assumptions may have a material effect on the estimated fair value amounts. The Company’s financial instruments, other than those presented in the disclosures above, include cash , accounts receivables, accounts payable and accrued liabilities. The carrying value of these assets and liabilities approximates fair value because of the short-term nature of these instruments.

4. Composition of Certain Financial Statement Caption

		Restated
	April 14, 2010	December 31, 2009

Ship	$3,041,520	$2,936,639
Machinery	74,715	72,139
Office equipment	1,135	531
	3,117,370	3,009,309
Accumulated depreciation and amortization	(247,051)	(175,673)
Property, plant and equipment, net	$2,870,319	$2,833,636

5. Employee Benefit Plans

We are required by Indonesian law to provide post employee benefits covering our permanent employees in Indonesia.   Benefits are generally based on years of service and the employee’s average annual compensation. This benefit  is currently not funded. The following table provides a reconciliation of changes in the plans’ benefit obligations fair values as of April 14, 2010 and December 31, 2009:

	April 14, 2010	December 31, 2009
Benefit obligation at the beginning of the period	$4,046	$-
Current period cost	6,205	3,661
Benefit payment	-	-
Company contribution	-	-
Foreign currency exchange	264	385
Projected benefit obligation at the end of the period	$10,515	$4,046

Service cost	$6,092	$3,661
Interest cost	113	-
Amortization, net	-	-

	$6,205	$3,661

Discount rate	9.5%	11.0%
Rate of compensation increase	7.0%	7.0%

6. Income Tax

Our effective tax rate is different from the statutory rate of 25% due to disallowed expenses which are permanent in nature equaling our loss before provision for taxes for all periods presented.

As of April 14, 2010 and December 31, 2009 we had no deferred tax assets or liabilities.

7.  Related Parties

As of  April 14, 2010 and December 31, 2009, we were indebted to David Supardi for $1,964,610 and $1,689,595, respectively related to advances for working capital purposes.  The amount is non-interest bearing, unsecured and due on demand.

We have classified amounts owed to Europe China Holding Limited as related parties on the balance sheet due to the subsequent acquisition of these companies by Top Yield in April 2010 (see Note 11).  As of April 14, 2010 and December 31, 2009, $1,153,483 and $1,083,872, respectively, were owed to EC by PT AP.

8.  Concentration

We generate 100% of our revenue from direct and indirect sales of tin sand to PT ALK, a company with common ownership.

9. Commitments, Guarantees and Contingencies

Rental Commitments

We do not have lease facilities and offices under irrevocable operating lease agreements.

Commitments and Guarantees

Estimated losses from loss contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be incurred and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Environmental Matters

Our mining and exploration activities are subject to various laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. The Company conducts its operations so as to protect the public health and environment and believes its operations are in compliance with applicable laws and regulations in all material respects. We have made, and expect to make in the future, expenditures to comply with such laws and regulations, but cannot predict the full amount of such future expenditures.

Seasonality

Our mining licenses are located offshore of Bangka Island, Indonesia.  Our mining operations are affected by the monsoon season, which occurs from December to March.  During this period, we cease mining operations and our sales are negatively impacted in the first and fourth quarter of each year.

Economic and Political Risks

Our operations are conducted in Indonesia, which carry political, economic and legal environmental risks as well exposure to changes in foreign currency rates.  Our results may be adversely affected by changes in the political conditions and changes in governmental policies with respect to laws and regulations.

10. Restatement

We have restated our audited financial statements as of and for the year ended December 31, 2009. The determination to restate the financial statements was made as a result of a re-audit of the 2009 financial statements.

The restatement adjustments did not impact the beginning equity as of January 1, 2009 but did result in a increase in equity of $35,396 at December 31, 2009.  The restatement entries are detailed below and the impact of these changes on other financial results is also noted below in the Balance Sheet, Statement of Operations and Statement of Cash Flow tables.

•
An increase of $27,794 to Costs applicable to sales and $5,102 to Selling, general and administrative expenses with a corresponding increase to Other current liabilities as a result of expenses that were not accrued properly in the previously filed financial statements.

•
An increase of $4,046 to Selling, general and administrative expenses with a corresponding increase to Other noncurrent liabilities as a result of post-employment expenses that were not accrued properly in the previously filed financial statements.

•
An increase of $14,331 to Selling, general and administrative expenses with a corresponding increase to Taxes payable as a result of tax related expenses that were not accrued properly in the previously filed financial statements.

•	Miscellaneous adjustments were made to the following accounts:

o	An increase of $18,479 to Property, plant and equipment, net

o	A decrease of $860 to Taxes payable

o	A decrease of $42,481 to Additional paid-in-capital

o	An increase of $53,120 to Accumulated other comprehensive loss

o	An increase of $3,490 to Retained deficit

o	A decrease of $55,340 to Sales

o	A decrease of $53,191 to Costs applicable to sales

o	A decrease of $4,850 to Selling, general and administrative expenses

o	A decrease of $789 to Income tax

	Balance Sheet
	As previously		Restated
	stated		Fiscal Year Ended
	December 31,	Adjustments	December 31,
	2009		2009
ASSETS
Current assets:
Cash	$5,400	$-	$5,400
Other current assets	2,727	-	2,727

Total current assets	8,127	-	8,127

Property, plant and equipment, net	2,815,157	18,479	2,833,636
Total assets	$2,823,284	$18,479	$2,841,763
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Income tax payable	$755	$13,471	$14,226
Other current liabilities	-	36,358	36,358
Due to related parties	1,689,595	-	1,689,595
Due to related companies - EC, net	1,083,872	-	1,083,872

Total current liabilities	2,774,222	49,829	2,824,051
Other noncurrent liabilities	-	4,046	4,046

Total liabilities	2,774,222	53,875	2,828,097
Commitments and contingencies
Shareholders' equity:
Common stock
50,000 shares authorized, 50,000 issued and outstanding as of April 14, 2010 and December 31, 2009	-	-	-
Additional paid-in capital	268,731	(42,481)	226,250
Accumulated other comprehensive income (loss)	(20,668)	53,120	32,452
Retained deficit	(199,001)	(46,035)	(245,036)
Total shareholders' equity	49,062	(35,396)	13,666

Total liabilities and shareholders' equity	$2,823,284	$18,479	$2,841,763

	Statement of Operation
	As previously stated Fiscal Year Ended December 31,	Adjustments	Restated Fiscal Year Ended December 31,
	2009		2009

Sales	$4,060,904	$(55,340)	$4,005,564
Cost of sales and expenses
Costs applicable to sales	3,903,305	(25,397)	3,877,908
Selling, general and administrative	355,811	16,881	372,692

Total operating expenses	4,259,116	(8,516)	4,250,600
Loss from operations	(198,212)	(46,824)	(245,036)

Net loss before tax	(198,212)	(46,824)	(245,036)

Income tax	789	(789)	-

Net loss	$(199,001)	$(46,035)	$(245,036)

Net income per share:
Basic and Diluted	$(3.98)		$(4.90)

Weighted-average shares outstanding:
Basic and Diluted	50,000		50,000

	Statement of Cash Flows
	As previously stated Fiscal Year Ended December 31,	Adjustments	Restated Fiscal Year Ended December 31,
	2009		2009

Cash flows from operating activities:
Net loss	$(199,001)	$(46,035)	$(245,036)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	178,100	(2,427)	175,673
Changes in assets and liabilities:
Other current assets	1,659	(22)	1,637
Income taxes payable	-	12,871	12,871
Other current liabilities	-	32,897	32,897
Due to related company - EC, net	994,946	(14,242)	980,704
Other noncurrent liabilities	-	3,661	3,661

Net cash provided by operating activities	975,704	(13,297)	962,407

Cash flows from investing activities:
Additions to property, plant and equipment	(27,719)	378	(27,341)

Net cash used in investing activities	(27,719)	378	(27,341)

Cash flows from financing activities:
Due to related parties	(1,047,321)	14,273	(1,033,048)

Net cash provided by financing activities	(1,047,321)	14,273	(1,033,048)

Effect of exchange rate changes on cash	8,411	(1,730)	6,681
Net (decrease) in cash	(90,925)	(376)	(91,301)
Cash at beginning of period	96,325	376	96,701
Cash at end of period	$5,400	$-	$5,400

11. Subsequent Event

These financial statements considered subsequent events through March 4, 2012, the date the financial statements were available to be issued.

Contribution of  PT AP to Top Yield and PT HAS
Top Yield Holdings Limited was incorporated in the British Virgin Islands (BVI) on January 10, 2010.  From the date of incorporation until the date of the reverse merger, Top Yield was owned 100% by Dynamic Event Limited, a British Virgin Island company.  Dynamic Event is owned equally by Mr. David Supardi and Mr. Ape Tjandra.  Through a series of transactions throughout fiscal year 2010, Top Yield acquired or gained control through contributions by Mr. David Supardi and Mr. Ape Tjandra, Europe-China Union Holding Limited (EC), PT HAS, PT AP and PT ALK.

As of April 14, 2010, PT AP is consolidated with PT HAS and Top Yield as majority ownership of PT AP was directly or indirectly owned through Mr. Supardi and related entities.